Exhibit 99.1
Essential Properties Announces Third Quarter 2022 Results
- Third Quarter Net Income per Share of $0.26 and AFFO per Share of $0.38 -
- Closed Investments of $195.5 million at a 7.1% Weighted Average Cash Cap Rate -
- Issues 2023 AFFO Guidance of $1.58 to $1.64 per Share -
October 27, 2022
PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”) today announced operating results for the three and nine months ended September 30, 2022.
Third Quarter 2022 Financial and Operating Highlights:

Operating Results (compared to Third Quarter 2021):
•Investments (40 properties)	$ Invested	$195.5 million
	Weighted Avg Cash Cap Rate	7.1%
•Dispositions (12 properties)	Net Proceeds	$35.5 million
	Weighted Avg Cash Cap Rate	6.2%
•Net Income per Share	Increased by 13%	$0.26
•Funds from Operations ("FFO") per Share	Increased by 6%	$0.38
•Core Funds from Operations ("Core FFO") per Share	Increased by 6%	$0.38
•Adjusted Funds from Operations ("AFFO") per Share	Increased by 15%	$0.38
Equity Activity:
•Equity Raised (Gross) - ATM Program	$21.57/share	$20.5 million
•Equity Raised (Gross) - Follow-On Offering (August 4, 2022)	$23.00/share	$201.0 million
Year to Date 2022 Financial and Operating Highlights:

Operating Results (compared to YTD Third Quarter 2021):
•Investments (184 properties)	$ Invested	$609.0 million
	Weighted Avg Cash Cap Rate	7.0%
•Dispositions (26 properties)	Net Proceeds	$80.0 million
	Weighted Avg Cash Cap Rate	6.4%
•Net Income per share	Increased by 30%	$0.74
•FFO per share	Increased by 19%	$1.17
•Core FFO per share	Increased by 17%	$1.19
•AFFO per share	Increased by 19%	$1.15
Equity Activity:
•Equity Raised (Gross) - ATM Program	$24.08/share	$212.8 million
•Equity Raised (Gross) - Follow-On Offering (August 4, 2022)	$23.00/share	$201.0 million
Highlights Subsequent to Third Quarter 2022:

•Investments (14 properties)	$ Invested	$59.6 million
•Dispositions (2 properties)	$ Gross Proceeds	$7.5 million
Debt Activity:
•2028 Term Loan	Drew Remaining Available Principal	$150.0 million

CEO Comments
Commenting on the third quarter 2022 results, the Company's President and Chief Executive Officer, Pete Mavoides, said, "We were pleased to see strong AFFO per share growth in our third quarter results, which were defined by continued improvement in unit-level coverages, solid investment activity, and proactive capital market executions. With quarter-end leverage of 4.4x and nearly $900 million of available liquidity, our balance sheet is well positioned to capitalize on accretive investment opportunities in today’s dynamic marketplace. Looking ahead to 2023, our newly issued guidance assumes continued balance sheet discipline and a moderated level of investment activity, which we see as prudent given the uncertain economic outlook and challenged capital markets environment."
Portfolio Highlights
The Company’s investment portfolio as of September 30, 2022 is summarized as follows:

Number of properties	1,572
Weighted average lease term (WALT)	14.0 years
Weighted average rent coverage ratio	4.2x
Number of tenants	329
Number of states	48
Number of industries	16
Weighted average occupancy	99.8%
Total square feet of rentable space	14,821,496
Cash ABR - service-oriented or experience-based	93.1%
Cash ABR - properties subject to master lease	64.2%
Portfolio Update
Investments
The Company’s investment activity during the three and nine months ended September 30, 2022 is summarized as follows:

	Quarter Ended September 30, 2022	Year to Date September 30, 2022
Investments:
Investment volume	$195.5 million	$609.0 million
Number of transactions	27	73
Property count	40	184
Weighted average cash / GAAP cap rate	7.1%/8.2%	7.0%/8.0%
Weighted average lease escalation	1.6%	1.5%
% Subject to master lease	68%	79%
% Sale-leaseback transactions	89%	96%
% Existing relationship	94%	86%
% Required financial reporting (tenant/guarantor)	100%	100%
WALT	16.5 years	16.1 years

Dispositions
The Company’s disposition activity during the three and nine months ended September 30, 2022 is summarized as follows:

	Quarter Ended September 30, 2022	Year to Date September 30, 2022
Dispositions:
Net proceeds	$35.5 million	$80.0 million
Number of properties sold	12	26
Net gain / (loss)	$6.3 million	$18.1 million
Weighted average cash cap rate (excluding vacant properties and sales subject to a tenant purchase option )	6.2%	6.4%
Loan Repayments
Loan repayments to the Company during the three and nine months ended September 30, 2022 are summarized as follows:

	Quarter Ended September 30, 2022	Year to Date September 30, 2022
Proceeds—Principal	$23.1 million	$71.5 million
Proceeds—Prepayment penalties	$0.4 million	$0.8 million
Number of properties	17	37
Leverage and Balance Sheet and Liquidity
The Company's leverage, balance sheet and liquidity are summarized in the following table.

September 30, 2022
Leverage:
Net debt to Annualized Adjusted EBITDAre	4.4x

Balance Sheet and Liquidity:
Cash and cash equivalents and restricted cash	$144.2 million
Unused revolving credit facility capacity	$600.0 million
2028 Term Loan - remaining availability	$150.0 million
Total available liquidity	$894.2 million

ATM Program:
2022 ATM Program initial availability	$500.0 million
Aggregate gross sales under the 2022 ATM Program	$53.2 million
Availability remaining under the 2022 ATM Program	$446.8 million
Average price per share of gross sales since inception in May 2022	$21.57
Subsequent Debt Activity
In October 2022, the Company drew the remaining $150.0 million available under its $400.0 million 2028 term loan.
Guidance
2023 Guidance
The Company currently expects 2023 AFFO per share on a fully diluted basis to be within a range of $1.58 to $1.64.

2022 Guidance
The Company reiterates its previously issued expectation that 2022 AFFO per share on a fully diluted basis will be within a range of $1.52 to $1.54.
Note: The Company does not provide guidance for the most comparable GAAP financial measure, net income, or a reconciliation of the forward-looking non-GAAP financial measure of AFFO to net income computed in accordance with GAAP, because it is unable to reasonably predict, without unreasonable efforts, certain items that would be contained in the GAAP measure, including items that are not indicative of the Company's ongoing operations, such as, without limitation, potential impairments of real estate assets, net gain/loss on dispositions of real estate assets, changes in allowance for credit losses and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance periods.
Dividend Information
As previously announced, on September 2, 2022, Essential Properties' board of directors declared a cash dividend of $0.27 per share of common stock for the quarter ended September 30, 2022. The dividend was paid on October 14, 2022 to stockholders of record as of the close of business on September 30, 2022.
Conference Call Information
In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Friday, October 28, 2022 at 11:00 a.m. EDT to discuss the results. To access the conference, dial 877-407-9208 (International: 201-493-6784). A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.
A telephone replay of the conference call can also be accessed by calling 844-512-2921 (International: 412-317-6671) and entering the access code: 13733465. The telephone replay will be available through November 11, 2022.
A replay of the conference call webcast will be available on our website approximately two hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.
Supplemental Materials
The Company’s Supplemental Operating & Financial Data—Third Quarter Ended September 30, 2022 is available on Essential Properties’ website at investors.essentialproperties.com.
About Essential Properties Realty Trust, Inc.
Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of September 30, 2022, the Company’s portfolio consisted of 1,572 freestanding net lease properties with a weighted average lease term of 14.0 years and a weighted average rent coverage ratio of 4.2x. In addition, as of September 30, 2022, the Company’s portfolio was 99.8% leased to 329 tenants operating 486 different concepts in 16 industries across 48 states.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.
Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.
The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 that it will file with the Commission.
Non-GAAP Financial Measures and Certain Definitions
The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.
FFO, Core FFO and AFFO
The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).
The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that it believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis.
Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur.
To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight-line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges (including changes to our provision for loan losses following the adoption of ASC 326), capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.
FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
EBITDA and EBITDAre
The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.
EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.
Net Debt
The Company calculates its net debt as its gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash available for future investment. The Company believes excluding cash and cash equivalents and restricted cash available for future investment from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
NOI and Cash NOI
The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash charges. The Company believes NOI and Cash NOI provide useful information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.
NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI
The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.
Cash ABR
Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.
Cash Cap Rate
Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.
GAAP Cap Rate
GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.
Rent Coverage Ratio
Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.
Disclaimer
Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenue[1,2]	$66,525	$54,929	$199,726	$153,511
Interest on loans and direct financing lease receivables	3,719	4,574	11,490	11,558
Other revenue	419	98	1,014	150
Total revenues	70,663	59,601	212,230	165,219

Expenses:
General and administrative	7,868	5,596	22,956	18,497
Property expenses[3]	830	1,358	2,668	3,946
Depreciation and amortization	22,054	17,355	64,441	50,185
Provision for impairment of real estate	349	—	10,541	6,120
Change in provision for loan losses	(30)	16	136	(112)
Total expenses	31,071	24,325	100,742	78,636
Other operating income:
Gain on dispositions of real estate, net	6,329	1,343	18,082	8,841
Income from operations	45,921	36,619	129,570	95,424
Other (expense)/income:
Loss on debt extinguishment[4]	—	—	(2,138)	(4,461)
Interest expense	(9,892)	(8,955)	(28,242)	(24,444)
Interest income	752	37	800	74
Income before income tax expense	36,781	27,701	99,990	66,593
Income tax expense	190	55	769	172
Net income	36,591	27,646	99,221	66,421
Net income attributable to non-controlling interests	(163)	(139)	(441)	(335)
Net income attributable to stockholders	$36,428	$27,507	$98,780	$66,086

Basic weighted-average shares outstanding	139,068,188	119,230,645	132,438,157	114,223,586
Basic net income per share	$0.26	$0.23	$0.74	$0.58

Diluted weighted-average shares outstanding	139,890,693	120,298,680	133,321,987	115,339,656
Diluted net income per share	$0.26	$0.23	$0.74	$0.57
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $210, $233 ,$526 and $464 for the three and nine months ended September 30, 2022 and 2021, respectively.
2.Includes reimbursable income from the Company’s tenants of $530, $399, $1,584 and $852 for the three and nine months ended September 30, 2022 and 2021, respectively.
3.Includes reimbursable expenses from the Company’s tenants $530, $399, $1,584 and $852 for the three and nine months ended September 30, 2022 and 2021, respectively.
4.During the nine months ended September 30, 2022, includes debt extinguishment costs associated with the Company's restructuring of its credit and term loan facilities and, during the nine months ended September 30, 2021, includes debt extinguishment costs associated with the full repayment of the Company's remaining secured debt.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$1,163,660	$1,004,154
Building and improvements	2,305,254	2,035,919
Lease incentive	12,496	13,950
Construction in progress	29,973	8,858
Intangible lease assets	89,393	87,959
Total real estate investments, at cost	3,600,776	3,150,840
Less: accumulated depreciation and amortization	(259,092)	(200,152)
Total real estate investments, net	3,341,684	2,950,688
Loans and direct financing lease receivables, net	204,742	189,287
Real estate investments held for sale, net	11,907	15,434
Net investments	3,558,333	3,155,409
Cash and cash equivalents	136,303	59,758
Restricted cash	7,925	—
Straight-line rent receivable, net	74,583	57,990
Derivative assets	50,670	—
Rent receivables, prepaid expenses and other assets, net	25,731	25,638
Total assets	$3,853,545	$3,298,795

LIABILITIES AND EQUITY
Unsecured term loans, net of deferred financing costs	$875,239	$626,983
Senior unsecured notes, net	395,145	394,723
Revolving credit facility	—	144,000
Intangible lease liabilities, net	11,909	12,693
Dividend payable	38,682	32,610
Derivative liabilities	13	11,838
Accrued liabilities and other payables	28,855	32,145
Total liabilities	1,349,843	1,254,992
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 142,377,215 and 124,649,053 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1,424	1,246
Additional paid-in capital	2,561,124	2,151,088
Distributions in excess of cumulative earnings	(113,275)	(100,982)
Accumulated other comprehensive loss	46,870	(14,786)
Total stockholders' equity	2,496,143	2,036,566
Non-controlling interests	7,559	7,237
Total equity	2,503,702	2,043,803
Total liabilities and equity	$3,853,545	$3,298,795

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended September 30,		Nine months ended September 30,
(unaudited, in thousands except per share amounts)	2022	2021	2022	2021
Net income	$36,591	$27,646	$99,221	$66,421
Depreciation and amortization of real estate	22,028	17,329	64,363	50,108
Provision for impairment of real estate	349	—	10,541	6,120
Gain on dispositions of real estate, net	(6,329)	(1,343)	(18,082)	(8,841)
Funds from Operations	52,639	43,632	156,043	113,808
Other non-recurring expenses[1]	250	—	2,388	4,461
Core Funds from Operations	52,889	43,632	158,431	118,269
Adjustments:
Straight-line rental revenue, net	(3,810)	(5,086)	(16,610)	(13,950)
Non-cash interest expense	645	488	1,995	1,407
Non-cash compensation expense	2,233	1,103	7,257	4,554
Other amortization expense	1,775	68	2,177	2,487
Other non-cash charges	(34)	15	126	(118)
Capitalized interest expense	(236)	(19)	(363)	(55)
Adjusted Funds from Operations	$53,462	$40,201	$153,013	$112,594

Net income per share[2]:
Basic	$0.26	$0.23	$0.74	$0.58
Diluted	$0.26	$0.23	$0.74	$0.57
FFO per share[2]:
Basic	$0.38	$0.36	$1.17	$0.99
Diluted	$0.38	$0.36	$1.17	$0.98
Core FFO per share[2]:
Basic	$0.38	$0.36	$1.19	$1.03
Diluted	$0.38	$0.36	$1.19	$1.02
AFFO per share[2]:
Basic	$0.38	$0.33	$1.15	$0.98
Diluted	$0.38	$0.33	$1.15	$0.97
1.Includes $0.2 million of fees incurred in conjunction with the August 2022 amendment to our 2027 Term Loan during the three and nine months ended September 30, 2022, our $2.1 million loss on debt extinguishment during the nine months ended September 30, 2022 and our $4.5 million of loss on debt extinguishment during the nine months ended September 30, 2021.
2.Calculations exclude $93, $61, $280 and $249 from the numerator for the three and nine months ended September 30, 2022 and 2021, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended September 30, 2022
Net income	$36,591
Depreciation and amortization	22,054
Interest expense	9,892
Interest income	(752)
Income tax expense	190
EBITDA	67,975
Provision for impairment of real estate	349
Gain on dispositions of real estate, net	(6,329)
EBITDAre	61,995
Adjustment for current quarter re-leasing, acquisition and disposition activity[1]	2,844
Adjustment to exclude other non-core or non-recurring activity[2]	134
Adjustment to exclude termination/prepayment fees and certain percentage rent[3]	(429)
Adjusted EBITDAre - Current Estimated Run Rate	64,544
General and administrative expense	7,618
Adjusted net operating income ("NOI")	72,162
Straight-line rental revenue, net[1]	(3,055)
Other amortization expense	193
Adjusted Cash NOI	$69,300

Annualized EBITDAre	$247,980
Annualized Adjusted EBITDAre	$258,176
Annualized Adjusted NOI	$288,648
Annualized Adjusted Cash NOI	$277,200
1.These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments, dispositions and re-leasing activity completed during the three months ended September 30, 2022 had occurred on July 1, 2022.
2.Adjustment is made to exclude non-core expenses added back to compute Core FFO, our provision for loan losses and to eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period.
3.Adjustment excludes lease termination or loan prepayment fees and contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease, if any.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	September 30, 2022	Rate	Wtd. Avg. Maturity

Unsecured debt:
2024 term loan[1]	$200,000	2.9%	1.5 years
2027 term loan[1]	430,000	2.4%	4.4 years
2028 term loan[1,2]	250,000	4.4%	5.3 years
Senior unsecured notes	400,000	3.1%	8.8 years
Revolving credit facility[3]	—	—%	3.4 years
Total unsecured debt	1,280,000	3.1%	5.5 years
Gross debt	1,280,000
Less: cash & cash equivalents	(136,303)
Less: restricted cash available for future investment	(7,925)
Net debt	1,135,772

Equity:
Preferred stock	—
Common stock & OP units (142,931,062 shares @ $19.45/share as of 9/30/22)[4]	2,780,009
Total equity	2,780,009
Total enterprise value ("TEV")	$3,915,781

Net Debt / TEV	29.0%
Gross Debt / Undepreciated Gross Assets	31.1%
Net Debt / Annualized Adjusted EBITDAre	4.4x
1.Rates presented for the Company's term loans are fixed at the stated rates after giving effect to its interest rate swaps, applicable margin of 85bps and SOFR premium of 10bps.
2.The Company's 2028 term loan provides for $400 million in available principal and the Company drew $250 million of this principal in July 2022. Subsequent to quarter end, the Company drew the remaining $150 million in October 2022, $100 million of which bears interest at Term SOFR plus applicable margin of 85bps and SOFR premium of 10bps.
3.The Company's revolving credit facility provides a maximum aggregate initial original principal amount of up to $600 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $600 million. Borrowings bear interest at Term SOFR plus applicable margin of 77.5bps and SOFR premium of 10bps.
4.Common equity & units as of September 30, 2022, based on 142,377,215 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

Investor/Media:
Essential Properties Realty Trust, Inc.
Daniel Donlan, Senior Vice President, Capital Markets
609-436-0619
info@essentialproperties.com
Source: Essential Properties Realty Trust, Inc.